Report of Independent Auditors

  To the Shareholders and Board of
  Directors of
  Managed High Yield Fund Inc.

  In planning and performing our audit of
  the financial statements of Managed High
  Yield Fund Inc. for the
  year ended July 31, 1998, we considered
  its internal control, including control
  activities for safeguarding
  securities, in order to determine our
  auditing procedures for the purpose of
  expressing our opinion on the
  financial statements and to comply with
  the requirements of Form N-SAR, not to
  provide assurance on the internal control.

  The management of Managed High Yield
  Fund Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

  Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

  Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American
  Institute of Certified Public
  Accountants.  A material weakness is a
  condition in which the design or
  operation of one or more of the
  internal control components does not
  reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at July 31, 1998.

  This report is intended solely for the
  information and use of the board of
  directors and management of
  Managed High Yield Fund Inc. and the
  Securities and Exchange Commission.


  ERNST & YOUNG LLP

  September 14, 1998